EXHIBIT 23(b)

                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Service Industries, Inc. 1998 Stock Option Plan of Reckson Service Industries, Inc. (the "Company") for the registration of 100,000 shares of common stock of our reports dated (i) March 12, 1999, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998 and for the period July 15, 1997 to December 31, 1997 filed with the Securities and Exchange Commission on March 31, 1999, (ii) March 12, 1999, with respect to the consolidated financial statements of Interoffice Superholdings Corporation and Subsidiaries for the period November 9, 1998 to December 31, 1998 included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1999, (iii) March 5, 1999, with respect to the consolidated financial statements of RSVP Holdings, LLC for the period February 26, 1998 to December 31, 1998, included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1999, (iv) January 4, 1999, with respect to the combined financial statements of Xebec Management Services, inc. and affiliate for the years ended December 31, 1997 and 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on January 19, 1999, (v) September 18, 1998, with respect to the consolidated financial statements of InterOffice (Holdings) Corporation and Subsidiaries for the years ended December 31, 1997, 1996 and 1995 included in the Company's Form 8-K filed with the Securities and Exchange Commission on January 19, 1999.

                                                         /s/ Ernst & Young LLP

New York, New York
August 18, 1999